LICENSE AGREEMENT
(this “Agreement”) made as of May 21, 2009,

BETWEEN:	Ableauctions.com Inc., of 1963 Lougheed Highway, Coquitlam, British Columbia, Canada, V3K 3T8

(Hereinafter called the “Company”);

AND	iCollector Technologies Ltd., of 1963 Lougheed Highway, Coquitlam, British Columbia, Canada, V3K 3T8

(Hereinafter called “iCollector”);

AND	ABC Live Auction World Ltd., of 1963 Lougheed Highway, Coquitlam, British Columbia, Canada, V3K 3T8

(Hereinafter called “ABC”);

(Hereinafter collectively called the “Parties” and individually, a “Party”)

WHEREAS:

A. The Company’s subsidiary iCollector carries on a business (the “iCollector Business”) consisting of:

(i)
Broadcasting business and industrial auctions over the Internet for auctioneers and members of the National Auctioneers Association (“NAA”), using the Company’s licensed proprietary technology (www.ableauctions.com/technology) through the website www.naalive.com and www.naaonlinesolutions.com.

(ii)
Broadcasting antique and collectible auctions over the Internet for numerous galleries and auction houses throughout the world.  Prior to December 31, 2008, these auctions were facilitated using eBay’s live auction technology.  Commencing January 1, 2009, these auctions are facilitated using the Company’s proprietary technology (www.ableauctions.com/technology) through the Company’s website, www.iCollector.com.

(iii)	Providing auction-related products and services for a fee (www.icollectorlive.com/services.aspx).

AND WHEREAS  ABC wishes to contract with iCollector to perform the iCollector Business operations, and to sublicense from iCollector certain tangible and intangible assets iCollector licenses from the Company for use in the iCollector Business (collectively, the “Licensed Assets”), and iCollector and the Company have agreed to that contracting and sublicensing on the terms and conditions of this Agreement.

NOW THEREFORE in consideration of the premises and the covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties hereby agree as follows:

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1.           DEFINITIONS

In this Agreement, the following expressions shall have the following meaning, unless there is something in the context inconsistent therewith:

1.1	“ABC’s Products & Services” means any and all products and services sold, licensed, rented, offered or performed by ABC in the course of its business.

1.2
“Agreement” means this Agreement, all schedules attached hereto and any agreement or  schedule supplementing or amending this Agreement; the words “hereto”, “herein”, “hereof”, “hereby” and “hereunder” and similar expressions refer to this  Agreement and not to any particular section or portion of it.

1.3	“Business Day” means any day, other than a Saturday, Sunday, statutory or civic holiday in the city of Vancouver, British Columbia.

1.4
“Confidential Information” means all information, regardless of its form or medium and whether or not it is identified as confidential by the Discloser that (I) relates to a Party’s past, present or future research, development, intellectual property, business activities, personnel, finances, non-public product pricing, products, services or technical knowledge, (II) relates to this Agreement or the terms and conditions thereof, or (III) has been marked as confidential or if delivered orally, confirmed to be confidential in a written notice sent within five (5) days of such oral disclosure and, in any Case, disclosed by or on behalf of either Party (the “Discloser”) to the other (the “Recipient”). Confidential Information does not include any of the following items (I) information which at the time of its disclosure is publicly available otherwise than as a result of disclosure in breach of a duty or obligation in favor of the Discloser and through no fault of the Recipient, (II) information which, after disclosure hereunder, is released to the public by the Discloser without restriction or otherwise properly becomes part of the public domain through no fault of the Recipient, (III) information which the Recipient can demonstrate was in its possession at the time of disclosure, (IV) is received in good faith by Recipient from a third party, is not subject to an obligation of confidentiality owed to the third party and provided that the information was not obtained by the third party from Discloser, or (V) is independently developed by Recipient without any use of, or reference to, the Confidential Information of the Discloser.

1.5	“Effective Date” means May 15, 2009.

1.6	“Enhancements” means any improvements, changes, modifications, derivatives from or variations or additions to any of the Licensed Assets.

1.7
“Intellectual Property” means all intellectual and industrial property rights including rights in and to copyrights, trade-marks, patents, inventions, discoveries, industrial designs, trade secrets, know-how and information of a confidential nature, registered or not, including any application for the protection of the foregoing.

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1.8           “Licensed Assets” means all tangible and intangible property of the Company used as of the Effective Date by iCollector in the operation of iCollector’s Business and includes, but is not limited to, the Company’s Internet live auctions bidding technology and its source code and variants; the iCollector.com website and related software, data and plugins; software, data and plugins owned by the Company and relating to the NAALive.com website; all the tools, processes and methodology of processing and conducting Internet live and silent auctions online and all domain names, technology and Intellectual Property related to broadcasting Internet live and silent auctions online; all computers and servers used in those operations; all the graphics, photographs, marketing materials, tradeshow booth materials, sales processes, client lists and agreements relating to the , as well as all the software licenses, intellectual property and business processes associated with conducting the day-to-day operations of iCollector and NAALive, not including the NAALive.com domain itself.

1.9	“NAA Agreement” means, collectively, the agreement between NAA and iCollector dated March 18, 2004 and the Online Auction Agreement Addendum entered into on June 1, 2005.

1.10
“Net Profit” means the revenue received from the operations of ABC after deducting expenses, as determined in accordance with Canadian generally accepted accounting principles (“GAAP”).  The term “expenses” means all monies reasonably spent on operations, marketing and wages, and other reasonable expenses associated with operating and enhancing the iCollector Business.

1.11
“Net Auction Revenue” means the revenue realized by ABC from broadcasting auctions using any iCollector.com technology or NAAlive.com technology.  Net Auction Revenue does NOT include payments received for reimbursement of Travel Expenses that are paid directly by customer further described below, nor does it include NAA fees of currently 20% on all NAA members not part of the exemption list under the NAA Agreement.

1.12	“Quarter” means a period of three (3) months of a calendar year. For the purposes of this Agreement, the calendar year is divided in the following quarters:

(a)	Quarter 1: January 1st to March 31st inclusively,

(b)	Quarter 2: April 1st to June 30th inclusively;

(c)	Quarter 3: July 1st to September 30th inclusively;

(d)	Quarter 4: October 1st to December 31st inclusively;

1.13
“Revenue” means all revenue received by ABC from any source whatsoever including but not limited to revenue from running and facilitating auctions on the platform of icollector.com or naalive.com, excluding only any amounts reimbursed or paid in advance for direct Travel Expenses.

1.14	“Term” has the meaning given in section 8.1 of this Agreement.

1.15
“Travel Expenses” means actual out-of-pocket amounts expended and reimbursed, or reasonable allowances paid, to ABC by clients of ABC operating at arm’s length from ABC, for travel-related expenses incurred by ABC in the delivery of ABC Products and Services

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2.           GRANT OF SUBLICENSE

2.1
Grant of sublicense. Subject to the terms and conditions hereof, iCollector hereby grants to ABC, and the Company hereby consents to, a non-exclusive sublicense (the “Sublicense”) for the term hereinafter provided (the “Term”), only to:

(a)	use and make Enhancements to the Licensed Assets, and implement and utilize Licensed Assets and Enhancements directly in the production and supply of ABC Products and Services; and

(b)	utilize the Licensed Assets to operate the iCollector Business.

2.2
Restrictions.  Except as expressly provided in this Agreement, ABC shall not itself or permit any other person to use, transfer, encumber, license, sublicense or otherwise dispose of, or offer or attempt to, use, transfer, encumber, license, sublicense or otherwise dispose of, any of the Licensed Assets or the Sublicense in whole or in part.

2.3	Technical Documentation. iCollector shall promptly provide ABC with all relevant technical documentation regarding the Licensed Assets.

2.4
Marketing Documentation.  iCollector hereby sublicenses to ABC for the Term, subject always to ABC acknowledging the Company’s ownership thereof and complying with the Company’s standards and policies, any and all marketing documents, sales documents, technical documents, logos, trademarks, trade names, graphics, presentation materials, Website and or Website materials, and any and all material that ABC reasonably considers to be beneficial to assist ABC in its operation of the iCollector Business and the supply of ABC’s Products and Services.

3.	INTEGRATION SUPPORT

If ABC requires further support from iCollector regarding the integration or utilization of the Licensed Assets or any other technical or maintenance services during the Term, then ABC shall pay the cost of such services at a price mutually agreed upon by the Parties.

4.	CONSIDERATION

4.1.	Consideration. In consideration for the grant of the Sublicense by iCollector and the provision of the consents granted by the Company hereunder, ABC shall:

(a)	pay to iCollector royalty fees as described in section 4.2 below (“Royalty Fees”);

(b)
assume and maintain and not terminate on less than three months’ written notice, iCollector’s existing license to occupy a portion of the Company’s existing premises located in Coquitlam, British Columbia, or at another location if the Company moves on at least three months’ written notice and the new premises are within reasonable proximity to the current location, and pay a proportionate share of all expenses relating to the premises, based on the area of the occupied space in relation to the total area of the premises;

(c)
hire all employees of iCollector as of the Effective Date on the same terms and conditions as they are currently employed by iCollector, and obtain from each of them for the benefit of iCollector a duly signed resignation and mutual release in the form attached to this Agreement as Schedule A;

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(d)
perform as a subcontractor of iCollector all of iCollector’s obligations pursuant to the NAA Agreement including, without limitation, payment to NAA, on behalf of and in the name of iCollector, of amounts equal to 20% of Net Auction Revenue as defined in the NAA Agreement, provided that if ABC fulfills all of iCollector’s obligations pursuant to the NAA Agreement, then subject to payment of Royalty Fees hereunder ABC shall be entitled to retain remaining Net Auction Revenue; and

(e)	assume all other liabilities of iCollector outlined in Schedule B to this Agreement.

4.2	Calculation of Royalty Fees. ABC shall pay iCollector Royalty Fees every Quarter equal to the greater of:

(a)	50% of Net Profit; or

(b)	10% of Net Auction Revenue.

4.3
Licensing report.  A report in reasonably detailed form setting forth the calculation of Royalty Fees due to iCollector and signed by a responsible officer of ABC shall be delivered by ABC to iCollector on or before the 30th day after the close of each Quarter during the Term, regardless of whether Royalty Fees are due and owing.  The report shall include, at a minimum, the following information with respect to the relevant Quarter: (I) comprehensive financial statements detailing all revenues earned and expenses incurred by ABC during the period; and (II) total Royalty Fees accrued.

4.4
Terms of payment.  Royalty Fees shall be paid by ABC to iCollector or before the 30th day after the close of the Quarter during which the Royalty Fees accrue.  If ABC fails to pay any Royalty Fee when due, then ABC shall pay iCollector interest at the rate of 1.5% per month (18% per annum) from the due date until paid in full.  ABC agrees that any failure to pay outstanding Royalty Fees sixty (60) days after the end of a Quarter will constitute a material default entitling iCollector to terminate this Agreement.

4.5
Audit rights. Upon ten (10) Business Days’ written notice to ABC, iCollector shall be entitled, at its sole cost and expense, to have an independent third party auditor attend at the offices of ABC to conduct, during normal business hours, an audit of the relevant records of ABC to verify the financial records of and reporting by ABC.  If any such review indicates a difference from the financial information reported by ABC, then ABC will be invoiced or credited for such differences as applicable.  iCollector shall be limited to only one (1) such audit per calendar year.

4.6
Sale of iCollector Business.  The Parties will continue to look for a suitable buyer or licensee for the iCollector Business.  If the Company completes a sale or license of the iCollector Business on terms acceptable to the Company, in the Company’s sole and absolute discretion, then ABC will receive a minimum of 25% of the consideration payable to the Company upon completion of the sale or license transaction.  The Company will receive no less than 50% of the consideration.  After the deduction and payment of any amount payable to NAA, any remaining proceeds shall be allocated by agreement between the Parties.  Failing such agreement, Abdul Ladha will have the final and absolute authority to determine the allocation, which shall be binding on all the Parties.

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5.	TITLE AND OWNERSHIP

5.1
Property of the Company. ABC and iCollector hereby acknowledge and agree that, except only to the extent expressly provided herein, the Company owns and shall retain all right, title and interest in and to all the Licensed Assets.

5.2
Enhancements by ABC.  The Company shall own all right, title and interest in to any Enhancements developed or created by ABC or any of ABC’s contractors, employees or consultants, and if and to the extent required ABC hereby unconditionally and irrevocably transfers all right, title and interest in and to such Enhancements to the Company and agrees to promptly execute and deliver to the Company any and all further documents and assurances as may be required to give effect to this provision.

5.3
Enhancements by iCollector or the Company.  The Company shall own all right, title and interest in to any Enhancements developed or created by iCollector or the Company or any of the contractors, employees or consultants of iCollector or the Company, and if and to the extent required iCollector hereby unconditionally and irrevocably transfers all right, title and interest in and to such Enhancements to the Company and agrees to promptly execute and deliver to the Company any and all further documents and assurances as may be required to give effect to this provision.  The Company will grant to iCollector a license, and iCollector will grant to ABC a sublicense, for such Enhancements on the same terms as set forth in section 2.1.

6.           REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1
Representations, warranties and covenants of iCollector.  iCollector represents, warrants and covenants to ABC as set out in this section and acknowledges that ABC is relying upon such representations, warranties and covenants to enter into this Agreement:

(a)
Intellectual Property Rights. The Company is the owner of all and any Intellectual Property rights in the Licensed Assets and has the right to license, and has licensed, the Licensed Assets to iCollector, and iCollector has the right to grant the Sublicense in Article 2.  To the best of its knowledge, the Licensed Assets do not infringe on any Intellectual Property rights of any third party.

(b)	Infringements by the Company or iCollector. As of the Effective Date, there is no:

(i)
claim of adverse ownership or invalidity or other opposition to or conflict with iCollector’s use of the Intellectual Property included in the Licensed Assets or the manner it is used in respect of the iCollector Business nor are there any such claims with respect to any other intellectual Property forming part of the Licensed Assets;

(ii)
pending or threatened suit, proceeding, claim, demand, action or investigation of any nature or kind against the Company or iCollector relating to the Licensed Assets or the manner they are used in the iCollector Business; or

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(iii)
claim of which the Company or iCollector has received notice (formal or informal) or is otherwise aware that the Licensed Assets or any use of them, breaches, violates, infringes or interferes with any rights of any third party or requires payment for the use of any Intellectual Property rights of a third party.

(c)
Authorization. All corporate action necessary for this authorization, execution and delivery of this Agreement and the performance of all obligations of iCollector and the Company hereunder, has been duly authorized by their respective boards of directors and by the sole shareholder of iCollector, and no other corporate proceedings on the part of either Party, is necessary or advisable to authorize this Agreement and the transactions contemplated hereby.  This Agreement constitutes a valid and legally binding obligation of iCollector and the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and by general principles of equity.  No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to any Party in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country and such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a material adverse effect on iCollector or the Company and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

(d)
Warranty.  iCollector and the Company do not make, and ABC hereby expressly waives, any conditions, representations or warranties that the Licensed Assets sublicensed to ABC are free of any viruses or defects, or that any of them are merchantable, durable, compatible or fit for any specific application.  All Licensed Assets are sublicensed strictly “as is”.  Except as otherwise expressly stated herein, there are no other express or implied conditions, representations or warranties in relation to the Licensed Assets whatsoever, whether statutory or arising at common law or by a course of usage or trade or otherwise.

6.4
Intellectual Property Rights enforcement and defense. iCollector shall use reasonable efforts to prosecute and defend the Company’s Intellectual Property.  ABC shall promptly inform iCollector and the Company of any alleged infringement of the Company’s Intellectual Property which may come to its attention.  iCollector shall use commercially reasonable efforts, at its own expense, to terminate any infringement of Intellectual Property included in the Licensed Assets that affects the rights granted to ABC hereunder.  In any event, iCollector will not be required, in seeking to terminate any such infringement, to spend any amount in excess of the total Royalty Fees received from ABC in the three years immediately preceding commencement of such efforts.  ABC will cooperate with iCollector and will furnish such evidence, document and testimony as will be reasonably required in respect thereof at iCollector’s cost. iCollector shall immediately

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notify ABC if any of the Company’s Intellectual Property included in the Licensed Assets is challenged or declared null, invalid or void.

6.5.	Representations, warranties and covenants of ABC. ABC represents and warrants that ABC has the full right and authority to enter into this Agreement and to fulfill its obligations hereunder.

6.6
Compliance: ABC agrees to comply with all applicable laws, regulations and orders of authorities having jurisdiction in the market in which it operates the iCollector Business or licenses, rents or sells any of ABC’s Products and Services, or utilizes the Licensed Assets.

6.7
Indemnification by ABC.  ABC  agrees to hold harmless, defend and indemnify iCollector and the Company from and against any and all claims by any third party arising from the use of the Licensed Assets, provided that:

(a)	the Party or Parties seeking indemnity promptly notifies ABC in writing of the claim;

(b)	the Party or Parties seeking indemnity cooperates with ABC in the defense of such claim;

(c)
ABC is granted the control of the defense and all related settlement negotiations provided any such settlement has no material adverse effects on iCollector or the Company and that iCollector and the Company may participate in any such defense or settlement negotiations; and

(d)
the Party or Parties seeking indemnity have no authority to settle any claim on behalf of ABC, provided ABC shall not enter into any settlement without the prior written approval of iCollector and the Company, which approval shall not be unreasonably withheld or delayed.

7.	CONFIDENTIALITY

7.1	In addition to any non-disclosure agreement executed by any of the Parties, the Parties agree as follows:

7.2
Recipient shall keep confidential the Confidential Information and shall protect the Confidential Information by using the same degree of care, but no less than a reasonable degree of care, as Recipient uses to protect its own Confidential Information.

7.3
Without limiting the foregoing, Recipient shall not copy, reproduce, disclose, circulate or publish the Confidential Information or permit such actions, except as reasonably required for the purpose of this Agreement or as permitted herein. Recipient will disclose the Confidential Information only to those of its employees, consultants and subcontractors or to those employees of any consultant or subcontractor of Recipient who have a need to know the Confidential Information for the purpose of this Agreement or as permitted herein. Recipient shall, prior to disclosing the Confidential Information to such employees, subcontractors and consultants, issue appropriate instructions to them to satisfy its obligations herein and obtain their agreement to receive and use the Confidential Information on a confidential basis on the same conditions as contained in this Agreement. Notwithstanding the disclosure of the Confidential Information to such employees, consultants or subcontractors hereunder, or the employees, consultants or

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subcontractors acknowledgement and agreement to be bound by the terms of this Agreement, Recipient shall remain responsible to Discloser for any disclosure or use of the Confidential Information by such employees, consultants or subcontractors contrary to the provision hereof.

7.4
Recipient shall not use the Confidential Information in any manner except as reasonably required for the purpose of this Agreement or as permitted herein. iCollector and the Company shall not use the Confidential Information of ABC to reproduce, adapt, convert, develop or manufacture any product, process or material. However, for greater certainty, ABC may use the Confidential Information to reproduce, adapt, convert, develop or manufacture any product, process or material implementing or utilizing the Licensed Assets.

7.5	The Parties agree that ABC may disclose to its customers information that is necessary to operate, use, install or test ABC’s Products & Services utilizing the Licensed Assets.

7.6
If Recipient is required by judicial or administrative process to disclose Confidential Information, then Recipient shall promptly notify the Discloser and allow the Discloser a reasonable time to oppose such process.

8.	TERM AND TERMINATION

8.1
Term:  The term of the Sublicense (the “Term”) shall commence on the Effective Date and will remain in force until terminated in accordance with section 8.2 or section 8.3.  Upon such termination, the Sublicense and all other rights and consents granted hereunder shall be deemed immediately revoked and terminated without further action or notice by any Party.

8.2
Termination for Default:  In addition to any rights or remedies hereunder, any Party may terminate this Agreement for any materia1 default by another Party (the “Defaulting Party”) under this Agreement not cured within twenty-one (21) Business Days after receipt of written notice of such default is given to the Defaulting Party.

8.3
Business Termination:  In addition to any other rights or remedies hereunder, any Party may terminate this Agreement by giving a written notice to a Party who (I) makes any general assignment for the benefit of creditors or otherwise enters into any composition or arrangement with its creditors; (II) becomes bankrupt or insolvent or takes or attempts to take advantage of any law of statute for the relief of bankruptcy or insolvent debtors; or (III) ceases to carry on business.

8.4	Obligations Upon Termination: Upon the termination of this Agreement in accordance with section 8.2 or section 8.3:

(a)	each Party in possession of any Confidential Information of another Party shall immediately return that Confidential Information to that other Party;

(b)
each Party shall refrain from further use of any Confidential Information of another Party; provided however that ABC shall have the right to continue to use the Licensed Assets in accordance with the terms and conditions of this Agreement pending the outcome of any arbitration proceeding related to such termination, provided that ABC shall continue to comply with all its obligations under this Agreement, including the payment of Royalty Fees, during the

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arbitration process.  As well, notwithstanding any termination of this Agreement ABC will remain entitled to utilize the Licensed Assets only to the extent necessary to provide support, maintenance or training services to customers that purchased ABC’s Products & Services prior to the termination of this Agreement.

9.	GENERAL

9.1
Force Majeure: If the performance by a Party under this Agreement is prevented by any circumstance beyond the reasonable control of the Party affected, as a result of fire, flood, earthquake, explosion, war, strike or labour dispute (even if the Party is in a position to settle such strike or labour dispute), embargo, government requirement, civil or military authority, act of God, nature, sabotage or terrorism, or act or omission of carrier, then the Party affected shall be excused from such performance on a day-for-day basis to the extent of such interference (and the other Party shall likewise be excused from performance on a day-for-day basis to the extent such Party’s obligations depend upon the performance so interfered with) provided the Party so affected shall use reasonable efforts to remove, resolve or work around such circumstances.

9.2
Notices. Unless otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called “Notices”) required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (1) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (2) by courier service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (3) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (4) by mailing by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the 5th business day following the date mailed).  Notices shall be addressed to the address hereinabove set forth in the introductory paragraph of this Agreement, or to such other address as the receiving Party shall have specified most recently by like Notice, with a copy to the other Parties hereto;

(a)	in the case of a notice to ABC at:

ABC Live Auction World Ltd..
1963 Lougheed Highway
Coquitlam , BC
V3K 3T8
Canada
Attention: Thorsten Bonn
Facsimile: ++1 604-525-4759

(b)	in the case of a notice to iCollector at:

iCollector Technologies Ltd.
1963 Lougheed Highway
Coquitlam, British Columbia, Canada V3K3T8
Facsimile (604) 521-4911

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(c)	in the case of a notice to the Company at:
Ableauctions.com Inc.
1963 Lougheed Highway
Coquitlam, British Columbia, Canada V3K3T8
Facsimile (604) 521-4911

or at such other address, facsimile number or individual as may be designated by Notice by a Party to the other Parties.

9.3
Preparation of Agreement; Costs and Expenses. This Agreement was prepared by the the Company solely on behalf of the Company.  Each other Party acknowledges that:  (i) it had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other Party hereto; (ii) the terms of the transaction contemplated by this Agreement are fair and reasonable to such Party, and (iii) such Party has voluntarily entered into the transaction contemplated by this Agreement without duress or coercion.  Each Party further acknowledges such Party was not represented by the legal counsel of any other Party hereto in connection with the transaction contemplated by this Agreement, nor was it under any belief or understanding that such legal counsel was representing its interests.

9.4
Independent Contractor. This Agreement is of a contractual nature only, and does not constitute any Party the agent or legal representative of any other Party for any purpose whatsoever.  A Party shall not hold itself out as an agent or representative of any other Party under any circumstances.  This Agreement creates no relationship of joint venture, partnership, association, employment or agency between any of the Parties, and each of Parties are independent contractors of each other.  None of the Parties is granted under this Agreement any right or authority to, and shall not attempt to, assume or create any obligation, liability or responsibility for or on behalf of any other Party.

9.5
Assignment.  A Party may assign any rights or benefits under this Agreement to any person without the prior written consent of the other Parties, but shall provide written notice of such assignment to the other Parties, and notwithstanding such assignment shall remain liable for the full, proper and timely performance of all obligations hereunder.

9.6
Amended; Waiver. Except as expressly provided otherwise herein, neither this Agreement nor any of the terms, provisions, obligations or rights contained herein, may be amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except by a written instrument or instruments signed by all of the Parties to this Agreement.  No waiver of any breach of any term, provision or agreement contained herein, or of the performance of any act or obligation under this Agreement, or of any extension of time for performance of any such act or obligation, or of any right granted under this Agreement, shall be effective and binding unless such waiver shall be in a written instrument or instruments signed by each Party claimed to have given or consented to such waiver and each Party affected by such waiver.

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9.7
Entire Agreement/No Collateral Representation. Each Party expressly acknowledges and agrees that this Agreement (1) is the final, complete and exclusive statement of the agreement of the Parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements, proposals, commitments, guarantees, assurances, communications, discussions, promises, representations, understandings, conduct, acts, courses of dealing, warranties, interpretations or terms of any kind, whether oral or written (collectively and severally, the “Prior Agreements”), and that any such Prior Agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of Prior Agreements, or by evidence of subsequent oral agreements.  No prior drafts of this Agreement, and no words or phrases from any prior drafts, shall be admissible into evidence in any action or suit involving this Agreement.

9.8
Headings. The headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof.  References to this Agreement shall include all amendments or renewals thereof.

9.10	Currency. Except as otherwise expressly provided in this Agreement, all dollar amounts referred to in this Agreement are stated in the lawful currency of the United States of America.

9.11	Number and gender. Words in the singular include the plural and vice versa and words in one gender include all genders.

9.12
Successors and Assigns. All of the representations, warranties, covenants, conditions and provisions of this Agreement shall be binding upon and shall inure to the benefit of each Party and such Party's respective successors and permitted assigns.

9.13
Severability.  If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws, then, and in that event:  (1) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be severed from the balance of this Agreement and excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable; and (2) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby, and shall continue in full force and effect to the fullest extent provided by law.

9.14
Applicable Law. This Agreement and the rights and remedies of each Party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall (with the exception of the United States Securities Act and the Blue Sky Laws) be solely governed by, interpreted under, and construed and enforced in accordance with the laws of British Columbia, as if this Agreement were made, and as if its obligations are to be performed, wholly within British Columbia.

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9.15
Dispute Resolution. Any dispute, controversy or claim, arising out of or relating to this Agreement, including the interpretation, execution or breach thereof, arising in the course of or following its performance, shall be finally settled by arbitration and to the exclusion of any court of law.  Such arbitration shall be held under the rules of the International Court of Arbitration in Vancouver, B.C., Canada.  Judgment on the award granted by the arbitrator may be entered in any court having jurisdiction thereon.  The number of arbitrators shall be one. The place of arbitration shall be Vancouver, British Columbia. The language of the arbitration shall be English.

9.16	Survival. The provisions of this Agreement shall survive and remain in effect beyond any expiry of the Term.

9.17
Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all the Parties.  Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written:

ABLEAUCTIONS.COM INC.

Per: ________________________                                                                           Witness by:

Name and Title                                                                             Name

ICOLLECTOR TECHNOLOGIES LTD.

Per: ________________________                                                                           Witness by:

Name and Title                                                                             Name

ABC LIVE AUCTION WORLD LTD.

Per: ________________________                                                                           Witness by:

Name and Title                                                                             Name

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SCHEDULE A
RESIGNATION AND MUTUAL RELEASE

SCHEDULE B
OTHER LIABILITIES OF ICOLLECTOR ASSUMED BY ABC